INDEPENDENT AUDITORS' STATEMENT

Securities and Exchange Commission
Washington, DC


Re: Nicklebys.com, Inc.


We have not completed our quarterly procedures on the financial statements of the above captioned Registrant as of and for the three and nine months ended September 30, 2004. There are no reportable conditions at this time.


/s/ Cordovano and Honeck, P.C.
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Cordovano and Honeck, P.C.
Denver, Colorado
November 15, 2004